Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of November 22, 2013, is by and among Standard General L.P., Standard General Fund L.P., Standard General Communications LLC, and Soohyung Kim (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G and/or 13D with respect to shares of Voting Common Stock, no par value per share, of Media General Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G and/or 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week's prior written notice (or such lesser period of notice as the Filers may mutually agree) to the other party.

Executed and delivered as of the date first above written.

STANDARD GENERAL L.P.

By: Standard General Holdings L.P.,
its General Partner

By: Standard General S Corp,
its General Partner

By: /s/ Soohyung Kim
Name: Soohyung Kim
Title: Director

STANDARD GENERAL FUND L.P.

By: Standard General L.P.,
its Manager

By: Standard General Holdings L.P.,
its General Partner

By: Standard General S Corp,
its General Partner

By: /s/ Soohyung Kim
Name: Soohyung Kim
Title: Director

STANDARD GENERAL COMMUNICATIONS LLC

By: Standard General L.P.,
its Manager

By: Standard General Holdings L.P.,
its General Partner

By: Standard General S Corp,
its General Partner

By: /s/ Soohyung Kim
Name: Soohyung Kim
Title: Director

SOOHYUNG KIM

/s/ Soohyung Kim
Soohyung Kim